SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2006
FILE NUMBER 811- 2699
SERIES NO.: 3

72DD 1 Total income dividends for which record date
          passed during the period. (000's Omitted)
       Class A                                             $   3,793
     2 Dividends for a second class of open-end company
          shares (000's Omitted)
       Class R                                             $       1
       Institutional Class                                 $      72

73A.   Payments per share outstanding during the entire
          current period: (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                             $000.0124
     2 Dividends for a second class of open-end company
          shares (form nnn.nnnn)
       Class R                                             $000.0051
       Institutional Class                                 $000.0272